Exhibit 10.6

EXECUTION VERSION

AMENDMENT NO. 1 TO ASSIGNMENT AGREEMENT

This Amendment No. 1 to the Assignment Agreement (this “Amendment”) is made as of the 6th day of November, 2025 (the “Amendment Date”) by and between Ligand Pharmaceuticals Incorporated, a Delaware corporation (“Assignee”) and LNHC, Inc., a Delaware corporation (“Assignor”). Assignee and Assignor are referred to collectively as the “Parties”.

RECITALS

WHEREAS, Assignor and Assignee entered into that certain Assignment Agreement dated March 24, 2025 (the “Agreement”), pursuant to which Assignor irrevocably transferred, assigned, contributed, conveyed and delivered to Assignee the Assigned Assets (as defined in the Agreement);

WHEREAS, in connection with entry into that certain Securities Purchase Agreement by and between Pelthos Therapeutics Inc. (“Pelthos”), which is the parent of Assignor, and several investors (including Assignee) listed on the Schedules attached thereto (the “Investors”), dated as of November 6, 2025, pursuant to which Pelthos has authorized a new series of senior secured convertible notes (the “Notes”) for purchase by the Investors, the Parties have determined that it is in their mutual interests to amend the Agreement as hereinafter set forth;

WHEREAS, in accordance with Section 7.4 of the Agreement, the terms of the Agreement may be amended with the written consent of the Parties; and

WHEREAS the Parties desire and hereby consent to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein and the Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.                Defined Terms. Unless otherwise specified in this Amendment, all capitalized terms used but not defined herein shall have the same meanings ascribed to them in the Agreement.

2.                Amendment to Section 1.4. Section 1.4 of the Agreement is hereby amended and replaced in its entirety as follows:

Pass-through of Payments Received Under the Sato License Agreement. Assignee shall pay Pelthos Therapeutics Inc. (“Pelthos”): (a) seventy-five percent (75%) of the milestone payment received by Assignee from Sato Pharmaceutical Co., Ltd (“Sato”) in respect of the first commercial sale of the “Licensed Product” (as defined in that certain Exclusive License and Sublicense Agreement between the Parties as of even date herewith) in Japan pursuant to Section 14.1 of the Sato License Agreement (as defined in Schedule 2 to Exhibit A); and (b) fifty percent (50%) of any other amounts received by Assignee from Sato under the Sato License Agreement solely in respect of the “Licensed Product” (and, for the avoidance of doubt, no other product covered by the Sato License Agreement) in the “Licensed Field” (in each case, as defined in that certain Exclusive License and Sublicense Agreement between the Parties as of even date herewith), less any out-of-pocket costs incurred by Assignee to effectuate its rights, obligations and responsibilities under the Sato License Agreement. In consideration for this payment and the payment by Assignee to Pelthos for that certain senior secured convertible note of Pelthos, dated November 6, 2025, in the aggregate principal amount of $9.0 million, Assignor will continue to be responsible for satisfying all of its obligations under that certain (i) Quality Agreement – Nitric oxide-based investigational medicinal products, dated as of September 26th, 2019, by and between Sato and Assignor (as successor-in-interest to Novan, Inc.); (ii) Pharmacovigilance Agreement, dated as of May 31st, 2018, by and between Sato and Assignor (as successor-in-interest to Novan, Inc.); (iii) Data Transfer Agreement, dated as of February 23rd, 2023, by and between Sato and Assignor (as successor-in-interest to Novan, Inc.); (iv) Quality Agreement – SB204 for clinical trial, dated as of July 20th, 2018, by and between Sato and Assignor (as successor-in-interest to Novan, Inc.); (v) Clinical Supply Agreement – SKN15B01, dated as of March 14th, 2023, by and between Sato and Assignor (as successor-in-interest to Novan, Inc.); (vi) Clinical Supply Agreement – SKN15C01, dated as of October 17th, 2024, by and between Sato and Assignor (as successor-in-interest to Novan, Inc.); and (vii) any other agreement entered into by Sato and Assignor relating to the Sato License Agreement.

3.                Effect of Amendment. Except for the matters set forth in this Amendment, all other terms of the Agreement shall remain unchanged and in full force and effect and are hereby ratified and confirmed by the Parties in all respects. This Amendment and the matters set forth herein shall be governed by the terms and conditions of the Agreement, as amended hereby, which are incorporated by reference into this Amendment. This Amendment shall be construed as one with the Agreement, and the Agreement shall, where the context requires, be read and construed throughout so as to incorporate this Amendment. If there is any conflict between the terms and provisions of this Amendment and the terms and provisions of the Agreement, the terms and provisions of this Amendment shall govern.

4.                References. Each reference in the Agreement to “this Agreement,” “hereof,” “herein” and “hereunder” and words of similar import referring to the Agreement shall mean and be a reference to the Agreement as amended by this Amendment.

5.                Governing Law. This Amendment shall be governed by and construed in accordance with the domestic laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

6.                Counterparts. This Amendment is enforceable when signed by the Parties and may be signed in counterparts. Signatures sent electronically (facsimile or scanned and sent via email) shall be deemed original signatures.

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IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed by their duly and lawfully authorized officers or legal representatives effective as of the Amendment Date.

ASSIGNOR:

LNHC, INC.

By:	/s/ Francis Knuettel II
	Name:	Francis Knuettel II
	Title:	CFO

ASSIGNEE:

LIGAND PHARMACEUTICALS INCORPORATED

By:	/s/ Richard Baxter
	Name:	Richard Baxter
	Title:	Senior Vice President, Investment Operations

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